UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2019

Pulse Evolution Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 537-5775

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2019, Anand Gupta resigned from his positions as the Chief Financial Officer and Executive Vice President of Finance of Pulse Evolution Group, Inc., a Florida corporation (the “Company”) effective immediately. Mr. Gupta’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the resignation letter sent via email from Mr. Gupta to the Company dated August 8, 2019, is filed herewith as Exhibit 17.1.

The Company’s Chief Executive Officer, John Textor will act as the Company’s principal financial officer effective immediately.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

17.1	Copy of Anand Gupta Resignation Letter dated August 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Evolution Group, Inc.

Date: August 9, 2019	By:	/s/ John Textor
	Name:	John Textor
	Title:	Chief Executive Officer